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                                                              Exhibit (a)(1)(ii)

                              LETTER OF TRANSMITTAL

                    To tender units of limited partnership of

                              FIRST WILKOW VENTURE

                  BY MAIL, HAND DELIVERY OR OVERNIGHT DELIVERY:
                              First Wilkow Venture
                      180 North Michigan Avenue, Suite 200
                             Chicago, Illinois 60601

                        SIGNATURES MUST BE PROVIDED BELOW
               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

A properly executed Letter of Transmittal must be received by the Partnership by
 5:00 p.m., Chicago time, on September 29, 2006 (the "Expiration Date"), unless the Offer is extended.

Ladies and Gentlemen:

The undersigned hereby tenders to First Wilkow Venture, an Illinois limited partnership (the "Partnership"), all of the undersigned's units of limited partnership of the Partnership (the "Units"), as described below. Units are being tendered pursuant to the Partnership's offer to purchase all, but not less than all of the Units held by each Unit holder who holds 50 or fewer Units as of the close of business on July 19, 2006, at a purchase price of $122 per Unit in cash (the "Offer Price"), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase Limited Partnership Units dated July 20, 2006, receipt of which is hereby acknowledged.

I (we) hereby represent and warrant that I (we) have full authority to tender and convey the Units listed below and have title to the Units free and clear of all encumbrances (other than those set forth in the Agreement of Limited Partnership of the Partnership, as amended (the "Partnership Agreement"), and agree to furnish or execute any additional documents requested, and to comply with any additional requirements imposed, by the Partnership to complete such tender and conveyance.

This Letter of Transmittal must be signed by the holder(s) named on the signature pages to the Partnership Agreement exactly as such name appears on the Partnership Agreement or by the authorized agent of such holder(s).

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                    IMPORTANT--PLEASE SIGN AND DATE BELOW AND
         COMPLETE THE APPLICABLE FIRPTA CERTIFICATION ENCLOSED HEREWITH

              (See Instruction 2 in the accompanying Instructions)

Date: ________________, 2006

Name of Unit holder: _______________________


Signature(s) of Unit holder (or Agent or Representative):
                                                          -------------------

Title (if Agent or Representative): ___________________

Telephone Number: _________________

                        DESCRIPTION OF UNITS SURRENDERED

Name and Address of Registered Holder: ______________________________

                                       ______________________________

                                       ______________________________

Number of Units held: _________________________

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                 AFFIDAVIT AS TO EXCEPTION FROM WITHHOLDING TAX

     FIRPTA CERTIFICATION (ENTITY TRANSFEROR)

     Under Section 1445(e) of the Internal Revenue Code, a corporation, partnership, trust or estate must withhold tax respect to certain transfers of property if a holder of an interest in the entity is a foreign person. To inform First Wilkow Venture (the "Transferee") that no withholding of tax is required with respect to the interest of __________________ (the "Transferor") in the Transferee, the undersigned hereby certifies the following on behalf of the
Transferor:

          (1) The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          (2) The Transferor is not a disregarded entity within the meaning of Treas. Reg. Section 1.1445-2(b)(2)(iii);

          (3) The Transferor's U.S. employer identification number is _______________; and

          (4) The Transferor's office address is ___________________________ and place of incorporation (if applicable) is ________________________________.

     The Transferor agrees to inform the Transferee if it becomes a foreign person at any time during the three year period immediately following the date of this notice.

     The Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

     DATED:             .
            ------------

                                        ----------------------------------------
                                        [Transferor]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

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                 AFFIDAVIT AS TO EXCEPTION FROM WITHHOLDING TAX

     FIRPTA CERTIFICATION (INDIVIDUAL TRANSFEROR)

     Under Section 1445(e) of the Internal Revenue Code, a corporation, partnership, trust or estate must withhold tax respect to certain transfers of property if a holder of an interest in the entity is a foreign person. To inform First Wilkow Venture (the "Transferee") that no withholding of tax is required with respect to the interest of __________________ (the "Transferor") in the Transferee, the undersigned hereby certifies the following:

          (1) The Transferor is not a nonresident alien for purposes of U.S. income taxation;

          (2) The Transferor's social security number is ____________; and

          (3) The Transferor's home address is ______________________.

     The Transferor agrees to inform the Transferee if he becomes a nonresident alien at any time during the three year period immediately following the date of this notice.

     The Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

     DATED:             .
            ------------

                                        ----------------------------------------
                                        [Transferor]

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                        INSTRUCTIONS FOR TENDERING UNITS
     Forming Part of the Terms and Conditions of this Letter of Transmittal

1. General. The Letter of Transmittal, properly filled in and signed by or on behalf of the holder(s) of units of limited partnership ("Units") of First Wilkow Venture (the "Partnership"), when tendered to the Partnership, at the addresses set forth on the Letter of Transmittal, will entitle you to receive the Offer Price, subject to the terms and conditions of the Offer. For your convenience, a return envelope is enclosed.

The method of delivery of the Letter of Transmittal is at the option and risk of the Unit holder, but if the Letter of Transmittal is sent by mail, it is suggested that registered mail be used for the Unit holder's protection.

2. Completion of Letter. Insert your name, address and Units held in the spaces provided following your signature. If the space provided is insufficient, attach a separate sheet listing this information.

3. Authority of Signatory. If the Letter of Transmittal is executed by an agent, attorney, executor, administrator, trustee, guardian or other fiduciary, or by a person acting in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the full title of such person must be given.

4. Validity of Tender; Irregularities. All questions as to validity, form and eligibility of any tender of certificate(s) will be determined by the Partnership and such determination shall be final and binding absent manifest error. The Partnership reserves the right to waive any irregularities or defects in the tender of any certificate(s).

5. FIRPTA Certification. Each tendering Unit holder who is not a foreign person should complete the applicable accompanying FIRPTA certification. Tendering Unit holders who are individuals should complete the FIRPTA certificate designated for "Individual Transferors." Tendering Unit holders who are corporations, partnerships, trusts, estates or other similar entities should complete the FIRPTA certificate designated for "Entity Transferors." Failure to provide such certification may subject the tendering Unit holder to federal income tax withholding at the applicable withholding rate on payments made to such tendering Unit holder. If FIRPTA withholding applies, the Partnership is required to withhold tax at the applicable rate of any payments made to the holder or other payee. If FIRPTA withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.